EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated January 21, 2002 (except with respect to the matters discussed in Note J and Note O, as to which the date is March 15, 2002), included in the Annual Report of General Dynamics Corporation on Form 10-K for the year ended December 31, 2001.

/s/ ARTHUR ANDERSEN LLP

ARTHUR ANDERSEN LLP

Vienna, Virginia
April 26, 2002